As filed with the Securities and Exchange Commission on August 12, 2020

Registration No. 333-240284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cadiz Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0313235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 South Hope Street

Suite 2850

Los Angeles, California 90071

(213) 271-1600

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Stanley E. Speer

Chief Financial Officer

550 South Hope Street

Suite 2850

Los Angeles, California 90071

(213) 271-1600

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Kevin Friedmann, Esq.

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, California 90067

(310) 586-7747

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Cadiz Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-3 (333-240284) (“Amendment No. 1”) as an exhibit-only filing solely to file an opinion of counsel as Exhibit 5.1. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibit being filed with this Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.  All amounts are estimates except the registration fee.

Printing Fees	$	*
Fees of Transfer Agent and Registrar	$	*
Trustee’s Fees and Expenses	$	*
Accountant Fees and Expenses		$25,000
SEC Filing Fee		$19,470
FINRA Filing Fee	$	*
Legal Fees and Expenses		$150,000
Miscellaneous		$2,000
Total	$	*

*	Fees will depend upon the type of securities offered and the number of issuances, which cannot be determined.

ITEM 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits our Board of Directors to indemnify any person against expenses, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party because such person serves or served as a director, officer, employee or agent of Cadiz or of another entity.  The language of Section 145 is sufficiently broad to permit indemnification in some situations for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.  The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our Bylaws provide for mandatory indemnification of our directors and officers, and those serving at our request as directors, officers, employees, or agents of other entities, to the maximum extent permitted by law.  The Bylaws provide that this indemnification shall be a contract right between each of these persons and us.

Our Certificate of Incorporation provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(1)	for any breach of the director’s duty of loyalty to us or our stockholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	under Section 174 of the Delaware General Corporation Law; or

(4)	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that if the Delaware General Corporation Law is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the law as amended.  We have also purchased a liability insurance policy which insures our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 16.

Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

1.1	Form of Underwriting Agreement. (1)
3.1	Cadiz Certificate of Incorporation, as amended. (2)
3.2	Cadiz Bylaws, as amended. (2)
3.3	Amendment No. 2 to the Bylaws. (3)
3.4	Certificate of Designation of Series 1 Preferred Stock of Cadiz Inc. (2)
4.1	Specimen form of stock certificate. (4)
4.2	Form of Senior Indenture. **
4.3	Form of Subordinated Indenture. **
4.4	Warrant dated May 25, 2017 issued to Apollo Special Situations Fund, L.P. (5)
4.5	Amendment No. 1 to Warrant, dated as of March 5, 2020, by and between Cadiz Inc. and the other party thereto. (6)
4.6	Certificate(s) of Designations with respect to the Preferred Stock. (1)
4.7	Form of Warrant Agreement (including Form of Warrant). (1)
4.8	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate). (1)
4.9	Form of Unit Agreement (including form of Unit). (1)
5.1	Opinion of Greenberg Traurig, LLP. *
23.1	Consent of Independent Registered Public Accounting Firm. **
23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Senior Indenture. (7)
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Subordinated Indenture. (7)

*	Filed herewith
**	Previously filed
(1)	To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K or a Post-Effective Amendment to the Registration Statement.
(2)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 13, 2020 and incorporated herein by reference.
(3)	Previously filed as an Exhibit to our Current Report on Form 8-K filed with the Commission on June 17, 2019 and incorporated herein by reference.
(4)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 13, 1998 and incorporated herein by reference.
(5)	Previously filed as an exhibit to our Current Report on Form 8-K filed on May 26, 2017 and incorporated herein by reference.
(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed on March 9, 2020 and incorporated herein by reference.
(7)	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 12, 2020.

CADIZ INC.
Registrant

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Position	Date

/s/ Scott Slater	August 12, 2020
Scott Slater, Chief Executive Officer, President and Director
(Principal Executive Officer)

/s/ Stanley E. Speer	August 12, 2020
Stanley E. Speer, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

*	August 12, 2020
Keith Brackpool, Chairman

*	August 12, 2020
Geoffrey Grant, Director

*	August 12, 2020
Stephen E. Courter, Director

*	August 12, 2020
Winston H. Hickox, Director

*	August 12, 2020
Maria Echaveste, Director

*	August 12, 2020
Carolyn Webb de Macias, Director

*	August 12, 2020
Richard Nevins, Director

*By:	/s/ Stanley E. Speer
Name: Stanley E. Speer
Title: Attorney-in-fact

Index to Exhibits

Exhibit No.	Title of Document

1.1	Form of Underwriting Agreement. (1)
3.1	Cadiz Certificate of Incorporation, as amended. (2)
3.2	Cadiz Bylaws, as amended. (2)
3.3	Amendment No. 2 to the Bylaws. (3)
3.4	Certificate of Designation of Series 1 Preferred Stock of Cadiz Inc. (2)
4.1	Specimen form of stock certificate. (4)
4.2	Form of Senior Indenture. **
4.3	Form of Subordinated Indenture. **
4.4	Warrant dated May 25, 2017 issued to Apollo Special Situations Fund, L.P. (5)
4.5	Amendment No. 1 to Warrant, dated as of March 5, 2020, by and between Cadiz Inc. and the other party thereto. (6)
4.6	Certificate(s) of Designations with respect to the Preferred Stock. (1)
4.7	Form of Warrant Agreement (including Form of Warrant). (1)
4.8	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate). (1)
4.9	Form of Unit Agreement (including form of Unit). (1)
5.1	Opinion of Greenberg Traurig, LLP. *
23.1	Consent of Independent Registered Public Accounting Firm. **
23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Senior Indenture. (7)
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Subordinated Indenture. (7)

*	Filed herewith
**	Previously filed
(1)	To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K or a Post-Effective Amendment to the Registration Statement.
(2)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 13, 2020 and incorporated herein by reference.
(3)	Previously filed as an Exhibit to our Current Report on Form 8-K filed with the Commission on June 17, 2019 and incorporated herein by reference.
(4)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 13, 1998 and incorporated herein by reference.
(5)	Previously filed as an exhibit to our Current Report on Form 8-K filed on May 26, 2017 and incorporated herein by reference.
(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed on March 9, 2020 and incorporated herein by reference.
(7)	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.